Exhibit 15.2

April 18, 2022

BEST Inc.

2nd Floor, Block A, Huaxing Modern Industry Park

No. 18 Tangmiao Road, Xihu District, Hangzhou, Zhejiang Province 310013

People’s Republic of China

Attention: The Board of Directors

Dear Sirs or Madam,

Re: BEST Inc. (the “Company”)

We, King & Wood Mallesons, consent to the reference to our firm under the captions of “Item 3.D — Risk Factors — Risks Related to Doing Business in the People’s Republic of China” and “Item 4.B — Business Overview —Regulatory Matters” in BEST Inc.’s annual report on Form 20-F for the year ended December 31, 2021, which will be filed with the Securities and Exchange Commission in the month of April 2022.

In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or under the Securities Exchange Act of 1934, in each case, as amended, or the regulations promulgated thereunder.

Yours faithfully,

/s/ King & Wood Mallesons

King & Wood Mallesons